                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--72, Defined Asset Funds (California, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-54915 of our opinion dated November 27, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 13, 1995